UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2023

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentifiCAtion No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2023, Loop Industries, Inc. (the “Company”) announced that Mr. Fady Mansour has been appointed as the Company’s Chief Financial Officer, effective April 17, 2023. He will also serve as the Company’s principal accounting officer and principal financial officer.

Prior to joining the Company, Mr. Mansour, age 50, most recently served as Senior Director at the Caisse de dépôt et placement du Québec (“CDPQ”), where he utilized his financial and operational skills to grow the infrastructure portfolio through acquisitions, as well as to guide key portfolio companies through his active management and representation on their respective boards. Prior to his role at CDPQ, Mr. Mansour spent over 20 years at the Canadian National Railway Company, where he served in several senior management roles focused on corporate strategy and innovation, business development, and financial planning and reporting. Mr. Mansour is a CPA and holds a Graduate Diploma in Accounting from Concordia University.

In connection with his appointment as Chief Financial Officer, the Company and Mr. Mansour entered into an Employment Agreement, dated March 22, 2023 (the “Mansour Employment Agreement”). Under the Mansour Employment Agreement, Mr. Mansour will receive, without limitation, the following compensation and benefits:

•	an annual base salary of CA$360,000;
•	a one-time signing bonus of CA$75,000;
•	an annual cash incentive award with a target bonus opportunity for the Company’s fiscal year ending February 29, 2024 equal to up to 75% of base salary;
•

a one-time grant of 470,000 time vesting restricted stock units (“RSUs”) under the Company’s 2017 Equity Incentive Plan, which vest over five years, with 17.5% vesting on each one-year anniversary of the date of Board approval of the grant, and 30% vesting on the fifth anniversary, subject to continuing employment; and

•

employee benefits and perquisites provided to other similar situated employees of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time.

The Mansour Employment Agreement may be voluntarily terminated by Mr. Mansour upon 30 days’ advance written notice to the Company. The Company may terminate the Mansour Employment Agreement at any time without advance notice for Serious Reason (as defined in the Mansour Employment Agreement). In the event that Mr. Mansour’s employment is terminated by the Company without Serious Reason (as defined in the Mansour Employment Agreement), Mr. Mansour will be eligible to receive certain severance payments and benefits subject to his executing a release of claims in favor of the Company and complying with certain post-employment covenants. Such severance payments and benefits will consist of (i) ten months salary, and (ii) Mr. Mansour’s initial RSU award will be paid as if vested ratably over a period of 60 months from the date of Board approval, with any RSUs vested as of the date of termination paid in one lump sum.

There are no family relationships between Mr. Mansour and any director or executive officer of the Company, and there are no transactions between Mr. Mansour and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Mansour Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Mansour Employment Agreement, which will be filed as an exhibit to a future periodic or current report of the Company.

Item 7.01. Regulation FD Disclosure.

On April 4, 2023, the Company issued a press release announcing the appointment of Mr. Mansour as the Company’s Chief Financial Officer. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

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The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: April 4, 2023	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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